Investors: Conor McNamara +1.858.291.6421 ir@illumina.com

Media: Christine Douglass pr@illumina.com

Illumina Announces Preliminary Unaudited Financial Results
for Fourth Quarter and Fiscal Year 2025
San Diego, January 13, 2026 /PRNewswire/ -- Illumina, Inc. (Nasdaq: ILMN) (“Illumina” or the “company”) today announced unaudited preliminary financial results for the fourth quarter and fiscal year 2025 ahead of its presentation at the 44th Annual J.P. Morgan Healthcare Conference on January 13, 2026 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time). The webcast can be accessed through Illumina’s website at investor.illumina.com.

Preliminary fourth quarter 2025 results:
•Revenue of approximately $1.155 billion, up 5% from Q4 2024 (up 4% on a constant currency basis)
•Ex-China revenue of approximately $1.100 billion, up 7% from Q4 2024 (and on a constant currency basis)
•GAAP diluted EPS of $2.14 to $2.17 and non-GAAP diluted EPS of $1.27 to $1.30

Preliminary fiscal year 2025 results:
•Revenue of approximately $4.34 billion, flat compared to 2024 (and on a constant currency basis)
•Ex-China revenue of approximately $4.10 billion, up 2% from 2024 (and on a constant currency basis)
•GAAP diluted EPS of $5.42 to $5.45 and non-GAAP diluted EPS of $4.76 to $4.79

As previously announced, the company expects to report its full fourth quarter and fiscal year 2025 results following the close of market on Thursday, February 5, 2026. The unaudited results in this press release are preliminary and subject to the completion of accounting and annual audit procedures and are therefore subject to adjustment.

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for diluted earnings per share, net income, gross margin, operating expenses, including research and development expense, selling general and administrative expense, legal contingency and settlement, and goodwill and intangible impairment, operating income, operating margin, gross profit, other income (expense), tax provision, constant currency revenue and growth, and free cash flow (on a consolidated and, as applicable, segment basis) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets among others that are listed in the reconciliations of GAAP and non-GAAP financial measures included in this press release, as well as the effects of currency translation. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Non-GAAP net income, diluted earnings per share and operating margin are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

The company provides forward-looking guidance on a non-GAAP basis, including on a constant currency basis for revenue and revenue growth rates. The company is unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures because it is unable to predict with reasonable certainty the impact of items such as acquisition-related expenses, fair value adjustments to contingent consideration, gains and losses from strategic investments, potential future asset impairments, restructuring activities, the ultimate outcome of pending litigation, and currency exchange rate fluctuations without unreasonable effort. These items are uncertain, inherently difficult to predict, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

Use of forward-looking statements
This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve, including the proteomics market; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) the completion of the proposed acquisition of SomaLogic, Inc. and certain other assets (the SomaLogic Business) from Standard BioTools Inc. on the anticipated terms and timeline, or at all, including the ability of the parties to obtain required regulatory approvals – such as under the Hart-Scott-Rodino Act in the United States or from government authorities that may have or assert jurisdiction outside the United States – and to satisfy other closing conditions; (v) our ability to successfully integrate the SomaLogic Business into our existing operations and the SomaLogic Business' technology and products into our portfolio; (vi) our ability to successfully manage partner and customer relationships in the proteomics market; (vii) uncertainty regarding the impact of our inclusion on the "unreliable entities list" by regulatory authorities in China; (viii) uncertainty regarding tariffs imposed or threatened by the U.S. government and its trading partners, and other possible tariffs or trade protection measures and our efforts to mitigate the impact of such tariffs; (ix) our ability to manufacture robust instrumentation and consumables, including the SomaLogic Business’ products; (x) the success of products and services competitive with our own; (xi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (xii) the impact of recently launched or pre-announced products and services on existing products and services; (xiii) our ability to modify our business strategies to accomplish our desired operational goals; (xiv) our ability to realize the anticipated benefits from prior or future actions to streamline and improve our R&D processes, reduce our operating expenses and maximize our revenue growth; (xv) our ability to further develop and commercialize our instruments, consumables, and products; (xvi) to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xvii) the risk of additional litigation arising against us in connection with the GRAIL acquisition; (xviii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xix) our ability to obtain regulatory clearance for our products from government agencies; (xx) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xxi) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth or armed conflict; (xxii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xxiii) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as a global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical, and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture, and other emerging segments. To learn more, visit www.illumina.com and connect with us on X, Facebook, LinkedIn, Instagram, TikTok, and YouTube.

Illumina, Inc.
Preliminary Results of Operations - Non-GAAP
(unaudited)

Our performance and financial results are subject to risks and uncertainties, and actual results could differ materially from preliminary results set forth below. Some of the factors that could affect our financial results are included from time to time in the public reports filed with the Securities and Exchange Commission (SEC), including Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 12, 2025, Form 10-Q for the fiscal quarter ended March 30, 2025, Form 10-Q for the fiscal quarter ended June 29, 2025, and Form 10-Q for the fiscal quarter ended September 28, 2025. We assume no obligation to update any forward-looking statements or information.
The preliminary unaudited information included in the tables below is approximate and subject to change. As previously announced, we will report our fourth quarter and full year fiscal 2025 results on February 5, 2026. Revenue information for fiscal year 2024, including growth rates, is for our Core Illumina segment.
PRELIMINARY CONSTANT CURRENCY REVENUE:

	Three Months Ended			Year Ended
Dollars in millions	December 28, 2025	December 29, 2024	% Change	December 28, 2025	December 29, 2024	% Change
Preliminary revenue	$1,155	$1,104	5%	$4,339	$4,332	—%
Less: Hedge effect	(4)	5		(5)	15
Revenue, excluding hedge effect	1,159	1,099		4,344	4,317
Less: Exchange rate effect	15	—		20	—
Constant currency revenue (a)	$1,144	$1,099	4%	$4,324	$4,317	—%
PRELIMINARY CONSTANT CURRENCY REVENUE EXCLUDING GREATER CHINA:

	Three Months Ended			Year Ended
Dollars in millions	December 28, 2025	December 29, 2024	% Change	December 28, 2025	December 29, 2024	% Change
Preliminary revenue	$1,100	$1,024	7%	$4,096	$4,024	2%
Less: Hedge effect	(4)	3		(7)	10
Revenue, excluding hedge effect	1,104	1,021		4,103	4,014
Less: Exchange rate effect	15	—		21	—
Constant currency revenue (a)	$1,089	$1,021	7%	$4,082	$4,014	2%
RECONCILIATION BETWEEN PRELIMINARY GAAP AND NON-GAAP DILUTED EARNINGS PER SHARE:

	Fourth Quarter 2025	Fiscal Year 2025
Preliminary GAAP diluted earnings per share	$2.14 to $2.17	$5.42 to $5.45
Acquisition-related costs (c)	0.24	0.53
Transformational initiatives (d)	0.06	0.39
Intangible asset impairment	—	0.15
Strategic investment gain, net (e)	(1.24)	(2.13)
Other (f)	0.12	0.14
Income tax provision (g)	(0.05)	0.26
Preliminary non-GAAP diluted earnings per share (b)	$1.27 to $1.30	$4.76 to $4.79

(a)Constant currency revenue growth, which is a non-GAAP financial measure, is calculated using comparative prior period foreign exchange rates to translate current period revenue, net of the effects of hedges.
(b)Non-GAAP diluted earnings per share excludes the effects of the pro forma adjustments detailed above. Non-GAAP diluted earnings per share is a key component of the financial metrics utilized by the company's board of directors to measure, in part, management's performance and determine significant elements of management's compensation. Management has excluded the effects of these items to assist investors in analyzing and assessing past and future operating performance.
(c)Amounts consist primarily of amortization of intangible assets, legal and other expenses related to the GRAIL and pending SomaLogic acquisitions, and fair value adjustments on our contingent consideration liabilities.
(d)Amounts consist primarily of employee severance costs related to restructuring activities and costs related to implementation efforts to upgrade our ERP system.
(e)Amounts consist primarily of mark-to-market adjustments and impairments from strategic investments.
(f)Amounts consist primarily of a donation to the Illumina foundation, costs related to board membership changes, and legal contingency accruals.
(g)Amounts represent the aggregate of the difference between book and tax accounting related to stock-based compensation cost, a one-time valuation allowance adjustment against deferred tax assets associated with certain U.S. foreign tax credits as a result of the U.S. tax legislation that was signed on July 4, 2025, and the tax impact related to the non-GAAP adjustments.